UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 14, 2008 (April 8, 2008)

Date of Report – (Date of earliest event reported)

CHEM RX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51518	20-2938469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Park Place

Long Beach, NY 11561

(Address of principal executive office, including zip code)

(516) 889-8770

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01 Other Events.

On April 8, 2008, Jerry Silva, the Chairman and Chief Executive Officer of Chem Rx Corporation (the “Registrant”), who is also a principal stockholder of the Registrant, arranged for one of the Registrant’s pharmaceutical vendors to extend certain benefits to the Registrant. The vendor, AmerisourceBergen Drug Corporation (“ABDC”), and the Registrant are parties to a Prime Vendor Agreement. The Prime Vendor Agreement was amended in connection with the Registrant’s October 26, 2007 business combination to provide, among other things, that the Registrant would be required to maintain a cash deposit of $2,500,000 as security for its pharmaceutical purchases from ABDC. On April 8, 2008, Jerry Silva delivered to ABDC a letter of credit in the amount of $2,500,000 as security for pharmaceutical purchases by the Registrant under the Prime Vendor Agreement. In exchange for the delivery of this letter of credit, ABDC agreed, among other things, to return to the Registrant the $2,500,000 cash deposit. Jerry Silva arranged for the letter of credit, and no payment or other financial accommodation was given by the Registrant with respect to the letter of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEM RX CORPORATION

Dated: April 14, 2008	By:	/s/ Steven Silva
Name: Steven Silva
Title: President and Chief Operating Officer